Exhibit 99.1

Ideanomics Acquires U.S. EV Tractor Maker Solectrac

•	California-based Solectrac was founded in 2012 by CEO Steve Heckeroth, a leader and visionary in the renewable energy and EV space for more than 40 years.
•	Solectrac offers 3 different e-tractors and utility vehicles ranging from 25-70 HP for use in a variety of agricultural and utility operations.
•	Ideanomics acquires the remaining 78.6 percent of the fully diluted cap table of Solectrac to own 100 percent.
•	The agricultural tractor market is a $75 billion market globally with the under 40-HP segment accounting for more than 60 percent of demand.

NEW YORK, June 14, 2021 /PRNewswire/ --  Ideanomics (NASDAQ: IDEX) is pleased to announce it has fully acquired Solectrac Inc., a California-based manufacturer, and distributor of premium zero-emission electric tractors that use clean renewable sources of energy, furthering the mission to reduce commercial fleet greenhouse gas emissions.

Ideanomics will support Solectrac across various business functions providing operational confidence to scale and become established as a global leader and supplier of clean agricultural equipment. Solectrac has a significant head start in the electric tractor market in North America with limited competition and aligns with Ideanomics’ commitments to ESG initiatives. Those commitments include accelerating the adoption of zero-emission commercial EVs, transparency, accountability, and environmental sustainability.

Solectrac enhances Ideanomics’ ecosystem of EV businesses with a premium offering in the rapidly growing agriculture sector that is on the cusp of EV adoption. The Solectrac electric tractor lineup is fully scalable and market-ready to generate revenue in the US with proven demand. The use of proceeds from the deal will allow Solectrac to build up inventory, improve negotiating power, strengthen and diversify the supply chain, increase production capacity in the US, hire additional management and staff, and fuel further sales and marketing initiatives.

“The acquisition of Solectrac is perfectly aligned with our EV and Mobility initiatives,” said Alf Poor, Ideanomics CEO. “EV tractors have proven to be superior to their diesel counterparts not only when it comes to torque and overall performance, but also when you consider operating costs, reliability, and the positive impact they have on the environment. They are also an underserved part of the market when it comes to EV initiatives. For those reasons, we are excited to bring Steve Heckeroth and the Solectrac team into the Ideanomics family. With farmers and business operators eager to transition from diesel to sustainable alternatives, we intend to make Solectrac the reliable, go-to brand not just here in North America, but across the globe.”

“All of us at Solectrac are pleased to be joining the Ideanomics ecosystem, giving us access to an array of resources to help scale our marketing, operations, and manufacturing capabilities,” said Solectrac Founder and CEO Steve Heckeroth. "Our mission is to lead the transition from fossil fuel-based farming to zero-emission regenerative agriculture with best-in-class technologies, and Ideanomics will help us accelerate our progress toward that game-changing goal.”

About Solectrac

Solectrac, Inc., located in Northern California, has developed 100 percent battery-powered, all-electric tractors for agriculture and utility operations. Solectrac tractors provide an opportunity for farmers around the world to power their tractors by using the sun, wind, and other clean renewable sources of energy. Solectrac’s mission is to offer farmers independence from the pollution, infrastructure, and price volatility associated with fossil fuels.

About Ideanomics

Ideanomics is a global company focused on the convergence of financial services and industries experiencing technological disruption. Our Ideanomics Mobility division is a service provider which facilitates the adoption of electric vehicles by commercial fleet operators through offering vehicle procurement, finance and leasing, and energy management solutions under our innovative sales to financing to charging (S2F2C) business model. Ideanomics Capital is focused on disruptive fintech solutions for the financial services industry. Together, Ideanomics Mobility and Ideanomics Capital provide our global customers and partners with leading technologies and services designed to improve transparency, efficiency, and accountability, and our shareholders with the opportunity to participate in high-potential, growth industries.

The company is headquartered in New York, NY, with offices in Beijing, Hangzhou, and Qingdao, and operations in the U.S., China, Ukraine, and Malaysia.

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Investor Relations and Media Contacts:

Jeremy Ertl

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Ideanomics, Inc.

Tony Sklar, SVP of Investor Relations

55 Broadway, 19th Floor, New York, NY 10006

ir@ideanomics.com